Exhibit 3.19

State of Delaware Secretary of State Division of Corporations Delivered 04:49 PM 04/18/2007 FILED 04:44 PM 04/18/2007 SRV 070450368 – 4336745 FILE

DELAWARE CERTIFICATE OF FORMATION

OF

CLEAR CHANNEL METRA, LLC

This Certificate of Formation of Clear Channel Metra, LLC (the “LLC”), dated as of April 18, 2007, is being duly executed and filed by Wilhelm E. Liebmann, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Clear Channel Metra, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is 615 South DuPont Highway, Kent County, Dover, Delaware 19901. The name of the registered agent for service of process on the LLC at such address is Capitol Services, Inc.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of April 18, 2007.

/s/ Wilhelm E. Liebmann
Wilhelm E. Liebmann

State of Delaware Secretary of State Division of Corporations Delivered 03:24 PM 08/12/2008 FILED 02:26 PM 08/12/2008 SRV 080866203 – 4336745 FILE

Certificate of Amendment to Certificate of Formation

of

CLEAR CHANNEL METRA, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

CLEAR CHANNEL METRA, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 29, 2008

/s/ Laura C. Toncheff
Name: Laura C. Toncheff
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:00 PM 08/30/2011 FILED 01:49 PM 08/30/2011 SRV 110964804 – 4336745 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is CLEAR CHANNEL METRA, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Jennifer Kurz

Authorized Person

Name:	Jennifer Kurz
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DE175 – 08/24/2011 C T System Online